Exhibit (17)(7)

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	SCAN TO VIEW MATERIALS & VOTE

To vote by Internet

1)  Read the Proxy Statement and have the proxy card below at hand.

2)  Go to website www.proxyvote.com or scan the QR Barcode above

3)  Follow the instructions provided on the website.

To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions.

To vote by Mail

1)  Read the Proxy Statement.

2)  Check the appropriate box on the proxy card below.

3)  Sign and date the proxy card.

4)  Return the proxy card in the envelope provided.

Vote at the Virtual Special Meeting

To attend and vote at the virtual meeting, please register at https://viewproxy.com/Transamerica/broadridgevsm/

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D26513-S12337                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

A Proposal THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.				For	Against	Abstain

1.  To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica Dynamic Income by Transamerica Multi-Asset Income, in exchange for shares of Transamerica Multi-Asset Income to be distributed to the shareholders of Transamerica Dynamic Income and the assumption of all of the liabilities of Transamerica Dynamic Income by Transamerica Multi-Asset Income, and (ii) the subsequent liquidation of Transamerica Dynamic Income.

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2. To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. –– Sign and Date Below

Note:  Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each shareholder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders of Transamerica Funds Scheduled To Be Held Virtually

on February 5, 2021:

The Proxy Statement and Proxy Card for this Special Meeting are available at:

https://www.proxyvote.com

The Fund has elected to hold the Special Meeting of Shareholders as a virtual meeting.

The details on how to participate are included in the Funds’ proxy statement.

You can register to attend the virtual shareholder meeting at

https://viewproxy.com/Transamerica/broadridgevsm/

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D26514-S12337

TRANSAMERICA FUNDS

PROXY CARD FOR A SPECIAL MEETING OF SHAREHOLDERS

SCHEDULED TO BE HELD VIRTUALLY ON FEBRUARY 5, 2021

The undersigned hereby appoints Marijn P. Smit, President of Transamerica Funds, and Erin D. Nelson, Secretary of Transamerica Funds, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote for the undersigned all shares of beneficial interest of Transamerica Dynamic Income Fund with respect to which the undersigned is entitled to vote, as directed on the reverse side of this form. The undersigned is entitled to provide instructions at the Special Meeting of Shareholders of Transamerica Funds scheduled to be held as a virtual shareholder meeting on February 5, 2021, at 10:00 a.m. (Mountain time), and at any and all adjournments or postponements thereof, with all the power the undersigned would possess if personally present.

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF TRANSAMERICA Dynamic Income Fund. This proxy card will be voted as instructed. If no specification is made, the proxy card will be voted “FOR” Proposal 1.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.